Exhibit 3.39

CERTIFICATE OF INCORPORATION

OF

W ACQUISITION CORP.

(Title 14A: 2-7 New Jersey Business Corporation Act)

This is to certify that there is hereby organized a corporation under and by virtue of the above-noted statute of the New Jersey Statutes.

1. The name of the corporation shall be W Acquisition Corp.

2. The purpose for which this corporation is organized shall be to engage in any activity within the purposes for which corporations may be organized under NJSA 14A: 1-1, et seq.

3. The name of the registered agent shall be The Corporation Trust Company.

4. The registered office shall be 820 Bear Tavern Road, West Trenton, New Jersey 08628.

5. The aggregate number of shares which the corporation shall have authority to issue shall be eight hundred fifty (850) shares of common stock, no par value, all of one class.

6. The first Board of Directors shall consist of two (2) Directors as set forth below:

Name	Address

Asher O. Pacholder	ICO, Inc.
Sylvia A. Pacholder	100 Glenborough Drive, Suite 250 Houston, Texas 77067

7. The names and addresses of the Incorporators are as follows:

Name	Address

Kimberley S. Smith	1800 Provident Tower One East Fourth Street Cincinnati, Ohio 45202

Laura L. Warren	1800 Provident Tower One East Fourth Street Cincinnati, Ohio 45202

8. The duration of the corporation is perpetual.

9. No holder of any shares of this corporation shall have any pre-emptive rights to subscribe for or to purchase any shares of this corporation of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for security convertible into or exchangeable for shares of any class or to which shall be attached or appertained any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

10. The effective date of incorporation shall be the date of filing of this Certificate of Incorporation.

IN WITNESS WHEREOF, each individual incorporator, being over eighteen (18) years of age, has signed this Certificate this 5th day of December 1995.

Kimberley S. Smith, Incorporator

Laura L. Warren, Incorporator

295246 1

New Jersey Department of State Division of Commercial Recording Certificate of Amendment to the Certificate of Incorporation (For Use by Domestic Profit Corporations)

“Federal Employer Identification No.”

Pursuant to the provisions of Section 14A:9-2 (4) and Section l4A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.	The name of the corporation is: W Acquisition Corp.

2.	The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 16th day of April, 1996:

Resolved, that Article 5 of the Certificate of Incorporation be amended to read as follows:

“5. The aggregate number of shares which the Corporation shall have authority to issue shall be Five Million (5,000,000) shares of common stock, no par value, all of one class.”

3.	The number of shares outstanding at the time of the adoption of the amendment was 850.

The total number of shares entitled to vote thereon was 850.

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number if outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4.	The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment

850	0

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6.	Other provisions: (Omit if not applicable).

W ACQUISITION CORP.
(Corporate Name)

By:

(Signature)

Dated this 16th day of April, 1996.	Dr. Asher O. Pacholder, Chairman of the Board
(Type Name and Title)

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

The purpose of this form is to simplify the filing requirements of the Secretary of State and does not replace the need for competent legal advice.

New Jersey Department of State Division of Commercial Recording Certificate of Amendment to the Certificate of Incorporation (For Use by Domestic Profit Corporations)

“Federal Employer Identification No.”

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.	The name of the corporation is: Wedco Technology, Inc.

2.	The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 30th day of April, 1996:

Resolved, that Article 11 of the Certificate of Incorporation be amended to read as follows:

“11. The President, Chairman of the Board, Chief Executive Officer, Chief Operating Officer, or any person who shall hold any other office, position or title having similar functions or authority to the functions of Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer, or who shall have equivalent operating authority of the corporation, shall be elected by a unanimous vote of the Board of Directors of the corporation.”

3.	The number of shares outstanding at the time of the adoption of the amendment was 5,000,000.

The total number of shares entitled to vote thereon was 5,000,000.

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number if outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4.	The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment

5,000,000	0

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6.	Other provisions: (Omit if not applicable).

WEDCO TECHNOLOGY, INC.
(Corporate Name)

By:

(Signature)

Dated this 30th day of April, 1996.	Dr. Asher O. Pacholder, Chairman of the Board
(Type Name and Title)

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

The purpose of this form is to simplify the filing requirements of the Secretary of State and does not replace the need for competent legal advice.

FORM C 319
EMH
State of New Jersey
Department of State
I, the Secretary of State of the State of New Jersey, do hereby Certify that the foregoing is a true copy of
Certificate of Incorporation, Amendments and Merger thereto of:
WEDCO TECHNOLOGY, INC. ( FORMERLY W ACQUISITION CORP.)
as the same is taken from and compared with the original
Filed in this office on the dates set forth on each instrument. and now remaining on file and of record in my office
In Testimony Whereof,
I have hereunto set my hand and affixed my Official Seal
at Trenton, this 13th day of February .A.G.
1997
Lonna R. Hooks
Secretary of State